Exhibit 99.2

American Midstream Announces Private Placement of Common Units
DENVER, CO – August 18, 2014 – American Midstream Partners, LP (NYSE: AMID) (“Partnership”) announced today an amendment to the previously announced private placement of common units. In July, the Partnership announced the execution of an agreement with a group of institutional investors to sell common units in a private placement. On August 15, 2014, and as a result of the previously announced modification of the acquisition of assets from DCP Midstream, LLC, the Partnership amended the common unit purchase agreement to change the common units to be sold in the private placement from $200 million to approximately $120 million.

The Partnership expects to issue approximately 4.6 million common units upon closing the transaction on August 20, 2014. The Partnership intends to use the net proceeds from the private placement to support future growth and for general partnership purposes.
“We are pleased to announce a private placement to fund our near-term growth initiatives,” said Steve Bergstrom, Executive Chairman, President and CEO. “We continue to focus on increasing the liquidity of our common units and we appreciate the support of the institutional investors that participated in the offering. We are demonstrating the ability to build scale through acquisitions and asset development projects, and I am confident that with the growth projects currently underway, as well as acquisitions, drop downs, organic growth and asset development opportunities we are pursuing, we will continue to deliver long-term, sustainable distribution growth.”
This press release is not, and shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein.

About American Midstream Partners, LP

Denver-based American Midstream Partners is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of midstream energy assets. The Partnership provides midstream services in the Texas, Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, LP, visit www.AmericanMidstream.com.

Investor Contact

Allysa Howell, 303-942-2359
AHowell@Americanmidstream.com
Investor Relations Manager

Forward-Looking Statements

This press release includes forward-looking statements. These statements relate to, among other things, projections of operational volumetrics and improvements, growth projects, cash flows and capital expenditures. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our

Exhibit 99.2

operations and future growth involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on uncertainties related to the closing of the private placement described in this press release as well as a variety of other factors, which are described in greater detail in our filings with the SEC. Please see our Risk Factor disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 11, 2014, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed on August 11, 2014. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

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